UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 11, 2006

CENTURY REALTY TRUST

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	0-7716 (Commission File Number)	35-1284316 (I.R.S. Employer Identification No.)

823 Chamber of Commerce Building, Indianapolis, Indiana (Address of Principal Executive Offices)		46204 (Zip Code)

(317) 632-5467

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On October 11, 2006, the Registrant and its subsidiaries entered into a Seventh Amendment to Asset Purchase Agreement with Buckingham Properties, Inc. (to be effective as of September 22, 2006). The parties amended the Asset Purchase Agreement to extend the date after which either party may terminate the Asset Purchase Agreement for any reason to October 25, 2006.  If HUD approval of the transfer of assets and assumption of mortgages on the four properties being sold that are subject to HUD insured mortgages has not been obtained by October 24, 2006, the parties agreed that the deadline will be further extended to a later date as may be reasonably required to obtain such approval. The parties also amended the Asset Purchase Agreement to delete specific allocations of the purchase price among certain of the properties the Registrant is selling to Buckingham.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not applicable.

(b)

Not Applicable

(c)

Not Applicable

(d)

Exhibits

2

Seventh Amendment, dated September 22, 2006 to Asset Purchase Agreement, dated March 17, 2006, among Buckingham Properties, Inc., the Registrant and its subsidiaries.

______________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY REALTY TRUST

Date:  October 12, 2006

By:  :    /s/John I. Bradshaw, Jr.

         Name:

John I. Bradshaw, Jr.

         Title:

President